Exhibit 99.1

Contact:	Aric Spitulnik	Harriet Fried
	TESSCO Technologies Incorporated	LHA
	Vice President and Controller	212-838-3777
	410-229-1419	hfried@lhai.com
spitulnik@tessco.com

TESSCO Announces Earnings per Share for First Quarter of $0.51

•	Total revenues were $144 million.
•	Core revenues, which exclude the transitioned 3PL relationship, grew 18%.
•	EPS matches last year’s first quarter, with no benefit from 3PL revenues this quarter.
•	Operating margin increases to 4.8% compared to 3.6% last year.
•	Earnings guidance reaffirmed: $1.75 to $2.05 for FY2014.
•	Quarterly dividend of $0.18 per share date set.

HUNT VALLEY, MD., JULY 24, 2013 – TESSCO Technologies Incorporated (NASDAQ: TESS), a leading provider of the product and value chain solutions required to build, use and maintain wireless broadband systems, today announced its results for the first quarter of fiscal year 2014, ended June 30, 2013. For the quarter, revenues totaled $144.1 million and earnings per diluted share were $0.51.

“We started our new fiscal year with strong core revenue growth,” said Chairman and CEO Robert B. Barnhill, Jr. “Earnings matched last year’s first quarter without the benefit of the former third-party logistics (3PL) relationship that contributed $70.0 million in revenue and $5.4 million in gross profit to our results a year ago.  We have fully transitioned out of that low-margin 3PL relationship, allowing us to focus exclusively on being the Total Source of the product-solutions to build, use and maintain wireless systems.

“During the quarter, we were particularly effective in achieving an 87 percent revenue increase from our public network operator customers. This strong growth was both a result of the carriers’ aggressive spend to enhance their systems and our success in expanding our market share. Sales of our Ventev® products, which we design and manufacture to fulfill unmet market needs, grew 37 percent over last year’s first quarter. We expect Ventev to be a major contributor to our revenue and margin growth as we go forward.

“Our business is now strategically stronger, with higher margins and low customer concentration.  As we pursue the many opportunities resulting from the convergence of wireless and the Internet, our goal is to accelerate the expansion of our customer base and relationships, the introduction of new products and solutions, and the enhancement of margins and returns.”

First-Quarter Fiscal 2014 Financial Results
For our fiscal 2014 first quarter, revenues totaled $144.1 million as compared to last year’s first quarter’s $192.4 million including the 3PL relationship, and $122.4 million excluding that relationship. Core revenues grew 18 percent from the prior year period. The public carrier market produced 87 percent revenue growth; the commercial dealer and reseller market produced 14 percent growth; and the retailer, independent dealer agent, and carrier market produced 4 percent growth. Revenues from the private and government system operator market decreased by 6 percent. Also, sales of our Ventev design and manufacturing division, which supplies products into all of our markets, grew 37 percent.

First-quarter fiscal 2014 gross profit was $35.4 million compared to $35.5 million in last year’s first quarter, which included a $5.4 million contribution from the transitioned 3PL business. Largely due to the transition of the low-margin 3PL business, gross margin increased from 18.4 percent in last year’s first quarter to 24.6 percent in this year’s first quarter.

Selling general and administrative (SG&A) expenses were $28.5 million, compared to $28.6 million in last year’s first quarter. Operating margin rose to 4.8 percent from 3.6 percent in the prior-year quarter.

EBITDA* totaled $8.2 million, or $0.98 per diluted share, in the first quarter of 2014, as compared to $8.2 million, or $0.99 per diluted share, in the prior-year quarter.

Net income and diluted earnings per share totaled $4.3 million and $0.51 in the first quarter of fiscal 2014, respectively, as compared to $4.2 million and $0.51 in the prior-year quarter, respectively.

Quarterly Cash Dividends
The Board of Directors declared a quarterly cash dividend of $0.18 per common share payable on August 21, 2013 to holders of record on August 7, 2013.

Any future declaration of dividends, and the establishment of record and payment dates, is subject to further determinations of the Board of Directors.

Business Outlook
The company is maintaining its previous guidance for fiscal 2014, calling for diluted earnings per share in the range of $1.75 to $2.05. As TESSCO’s fiscal year progresses and visibility increases, management may review and update its financial targets as appropriate.

Forecasting future results is inherently difficult for any business, and actual results may differ materially from those forecasted. The nature of our business is that we typically ship products within several days after booking orders. The lack of an order backlog makes it even more difficult to forecast future results. The Business Outlook published in this press release reflects only the company's current best estimate and the company assumes no obligation to update the information contained in this press release, including the Business Outlook, at any time.

First-Quarter Fiscal 2014 Conference Call
Management will host a conference call to discuss its first-quarter-2014 results on Thursday, July 25, 2013 at 10:00 a.m. ET. To participate in the conference call, please call 877-280-4956 (domestic call-in) or 857-244-7313 (international call-in) and reference code #61526983.

A live webcast of the conference call will be available at http://www.tessco.com/go/pressroom. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 12:00 p.m. ET on July 25, 2013 until 11:59 p.m. ET on August 1, 2013 by calling 888-286-8010 (domestic) or 617-801-6888 (international) and entering confirmation #46721908. An archived replay of the conference call will also be available on the company’s website at http://phx.corporate-ir.net/phoenix.zhtml?c=85842&p=irol-presentations.

*Non-GAAP Information
EBITDA, a measure used by management to evaluate the company’s ongoing operations and as a general indicator of its operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges), is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. Management believes EBITDA as well as EBITDA per share are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the company's presentation of EBITDA and EBITDA per share may not be comparable to other similarly titled measures of other companies. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. EBITDA per diluted share is also a non-GAAP calculation defined as EBITDA divided by the company’s diluted weighted average shares outstanding. Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not reflect certain cash requirements such as interest payments, tax payments and debt service requirements. The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in the company's loan agreements. The definition of EBITDA as used in the company's loan agreements is further adjusted for certain cash and non-cash charges/credits, including stock compensation expense, and is used to determine compliance with financial covenants and the ability to engage in certain activities such as incurring additional debt.

A reconciliation of the company's non-GAAP to GAAP results is included as an exhibit to this release.

About TESSCO

TESSCO Technologies (NASDAQ: TESS), is Your Total Source® for making wireless work. The convergence of wireless and the Internet is revolutionizing the way we live, work and play. New systems and applications are creating opportunities and challenges at an unprecedented rate. TESSCO is there, thinking in new ways for exceptional outcomes. TESSCO architects and delivers, with innovation, productivity and speed, the product and value chain solutions to organizations responsible for building, using and maintaining wireless broadband systems.

Forward-Looking Statements
This press release, including the statements of Robert Barnhill and the discussion under the heading “Business Outlook,” contains forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading “Risk Factors” and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers as a result of consolidation among the wireless communications industry; the strength of our customers’, vendors’ and affinity partners’ business; economic conditions that may impact customers’ ability to fund or pay for our products and services; failure of our information technology system or distribution system; technology changes in the wireless communications industry; third-party freight carrier interruption; increased competition; our inability to access capital and obtain financing as and when needed; and the possibility that, for unforeseen reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

TESSCO Technologies Incorporated
Consolidated Statements of Income (Unaudited)

	Fiscal Quarters Ended

	June 30, 2013	March 31, 2013	July 1, 2012

Revenues	$144,108,800	$158,449,800	$192,418,200

Cost of goods sold	108,670,900	124,498,600	156,925,000

Gross profit	35,437,900	33,951,200	35,493,200
Selling, general and administrative expenses	28,474,100	29,144,900	28,562,400

Income from operations	6,963,800	4,806,300	6,930,800

Interest, net	54,600	141,100	57,400
Income before provision for income taxes	6,909,200	4,665,200	6,873,400

Provision for income taxes	2,617,000	1,745,400	2,666,900

Net income	$4,292,200	$2,919,800	$4,206,500

Basic earnings per share	$0.53	$0.36	$0.53

Diluted earnings per share	$0.51	$0.35	$0.51

TESSCO Technologies Incorporated
Consolidated Balance Sheets

	June 30, 2013	March 31, 2013
	(unaudited)	(audited)

ASSETS
Current Assets:
Cash and cash equivalents	$377,700	$4,468,000
Trade accounts receivable, net	80,843,600	82,177,600
Product inventory	66,462,300	60,913,600
Deferred tax assets	6,206,800	6,227,300
Prepaid expenses and other current assets	3,292,700	3,482,300
Total current assets	157,183,100	157,268,800

Property and equipment, net	22,903,800	23,202,000
Goodwill, net	11,684,700	11,684,700
Other long-term assets	2,132,200	2,144,500
Total assets	$193,903,800	$194,300,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$59,368,500	$65,209,300
Payroll, benefits and taxes	5,410,000	11,678,500
Income and sales tax liabilities	2,193,300	2,530,700
Accrued expenses and other current liabilities	1,089,100	1,048,900
Revolving line of credit	9,145,000	--
Current portion of long-term debt	249,800	249,700
Total current liabilities	77,455,700	80,717,100

Deferred tax liabilities	3,951,800	3,951,800
Long-term debt, net of current portion	2,395,800	2,458,300
Other long-term liabilities	4,194,700	4,370,200
Total liabilities	87,998,000	91,497,400

Shareholders’ Equity:
Preferred stock	--	--
Common stock	93,700	91,500
Additional paid-in capital	52,146,500	50,481,600
Treasury stock, at cost	(49,816,400)	(48,438,300)
Retained earnings	103,482,000	100,667,800
Total shareholders’ equity	105,905,800	102,802,600

Total liabilities and shareholders' equity	$193,903,800	$194,300,000

TESSCO Technologies Incorporated
Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) (Unaudited)

	Fiscal Quarters Ended

	June 30, 2013	March 31, 2013	July 1, 2012
Net income	$4,292,200	$2,919,800	$4,206,500

Add:

Provision for income taxes	2,617,000	1,745,400	2,666,900

Interest, net	54,600	141,100	57,400

Depreciation and amortization	1,212,900	1,259,900	1,247,800

EBITDA	$8,176,700	$6,066,200	$8,178,600

EBITDA per diluted share	$0.98	$0.73	$0.99

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

Three months ended June 30, 2013
Total
Market Revenues
Public Carriers, Contractors & Program Managers	$37,383
Private & Government System Operators	27,893
Commercial Dealers & Resellers	36,044
Retailer, Independent Dealer Agents & Carriers	42,789
Revenue, excluding Major 3PL relationship	144,109
Major 3PL relationship	--
Total revenues	144,109

Gross Profit
Public Carriers, Contractors & Program Managers	7,894
Private & Government System Operators	7,801
Commercial Dealers & Resellers	10,247
Retailer, Independent Dealer Agents & Carriers	9,496
Gross profit, excluding Major 3PL relationship	35,438
% of revenues	24.6%
Major 3PL relationship	--
Total gross profit	35,438
% of revenues	24.6%

Direct expenses	17,615
Segment net profit contribution	17,823
% of revenues	12.4%
Corporate support expenses*	10,914
Income before provision for income taxes	$6,909
% of revenues	4.8%

Growth Rates Compared to Prior Year Period:

Revenues
Public Carriers, Contractors & Program Managers	86.7%
Private & Government System Operators	-5.8%
Commercial Dealers & Resellers	14.0%
Retailer, Independent Dealer Agents & Carriers	3.9%
Revenue, excluding Major 3PL relationship	17.7%
Major 3PL relationship	-100.0%
Total revenues	-25.1%

Gross Profit
Public Carriers, Contractors & Program Managers	77.1%
Private & Government System Operators	-4.3%
Commercial Dealers & Resellers	16.5%
Retailer, Independent Dealer Agents & Carriers	9.3%
Gross profit, excluding Major 3PL relationship	17.8%
Major 3PL relationship	-100%
Total gross profit	-0.2%

Direct expenses	2.1%
Segment net profit contribution	-2.3%
Corporate support expenses*	-4.0%
Income before provision for income taxes	0.5%

* Includes corporate overhead, facilities expense, depreciation, interest and company-wide pay-for-performance bonus expense

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands)

Three months ended June 30, 2013
Revenues
Base station infrastructure	$69,541
Network systems	19,063
Installation, test and maintenance	9,762
Mobile device accessories	45,743
Total revenues	144,109

Gross Profit
Base station infrastructure	18,889
Network systems	3,818
Installation, test and maintenance	2,350
Mobile device accessories	10,381
Total gross profit	$35,438
% of revenues	24.6%

Growth Rates Compared to Prior Year Period

Revenues
Base station infrastructure	41.5%
Network systems	7.5%
Installation, test and maintenance	-8.3%
Mobile device accessories	-60.2%
Total revenues	-25.1%

Gross Profit
Base station infrastructure	31.1%
Network systems	4.4%
Installation, test and maintenance	-7.5%
Mobile device accessories	-30.3%
Total gross profit	-0.2%